EXHIBIT 10(a): Technology Transfer Agreement





                  TECHNOLOGY TRANSFFR AGREEMENT

This Technology Transfer Agreement (the "Agreement") is made and entered into by and between Diamondback Voicemail Systems, Inc. ("Diamondback"), an Arizona corporation ("Seller") and iWizard Holding, Inc., a Nevada corporation ("Buyer"); and Irvin Wilson ("Wilson"), individually. Seller, Buyer, and Wilson will be referred to as the Parties.

                            RECITALS

A. Seller is the owner of certain technology, which is identified as Exhibit A (the "iWizard Technology").

B. Buyer desires to purchase and acquire from Seller the iWizard Technology, and Seller desires to transfer and convey the same to Buyer, in accordance with the terms and conditions of this Agreement.

C. Seller represents that it owns all of the iWizard Technology outright. Seller represents that it has not sold or transferred the iWizard Technology or any technology directly or indirectly
  related  to  the  iWizard Technology  to  any  entity.   Seller
  represents that it has not licensed the iWizatd Technology or any technology directly or indirectly related to the iWizard Technology to any entity.

D. Seller and Wilson represent that they have no interest in either directly or indirectly any technology that has any of the same functionalities as the iWizard Technology.

E. Seller and Wilson represent that they have no knowledge of other technology that performs the same functionality as any of the iWizard Technology.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the Parties hereby agree as follows:

                            ARTICLE I
                           Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1.   Closing.   "Closing"  shall  mean  the  closing  of  the
transaction contemplated by this Agreement, which shall occur at 5:00 p.m., Mountain Standard Time, on the Closing Date in the offices of Seller, or at such other time and place as shall be mutually agreed in writing by the Parties.

1.2. Closing Date. "Closing Date" shall mean October 26, 2001, unless otherwise mutually agreed in writing by the Parties.

1.3. iWizard Technology. "iWizard Technology" shall mean all of the technology, rights, and interests described in Exhibit A.

                           ARTICLE II
                        Purchase and Sale

2.1. Sale and Purchase of iWizard Technology. Subject to the terms and conditions contained in this Agreement, Seller sells, transfers, assigns, conveys, and delivers to Buyer, free and clear of all liens, claims and encumbrances, and Buyer purchases, accepts and acquires from Seller the iWizard Technology.

2.2. Purchase Price.  The Parties hereby value the iWizard
Technology at the sum of $2,000, which shall be payable by Buyer to Seller in the form of common stock of the Buyer in an aggregate amount of 2,000,000 shares of common stock of the Buyer to be issued upon execution of this Agreement.

2.3. Transfer and Further Assurances.

(a)   Transfer  of  technology.  Seller transfers  to  Buyer  the
  following.   All  copyrights and claims to  copyrights  for  or
  directly or indirectly relating to the iWizard Technology.
(i) All trade secrets, confidential information, or proprietary information directly or indirectly relating to the iWizard Technology.
(ii) All patents or patentable information directly or indirectly relating to the iWizard Technology.
(iii) All trade names and trademarks directly or indirectly relating to the iWizard Technology. All rights and interests of any kind in or directly or indirectly related to the iWizard Technology.
(iv) Seller shall execute or provide any other instrument or instruments to transfer any of the rights to the iWizard Technology that the Buyer believes to be necessary or appropriate or as otherwise is necessary or appropriate to vest in Buyer good and marketable title to the iWizard Technology.
(v) Such other instrument or instruments of transfer as shall be necessary of appropriate, as Buyer shall reasonably request, to vest in Buyer good and marketable title to the iWizard Technology.

(b)  At the Closing, Buyer shall deliver to Seller.
(i)  Share  certificates  evidencing the  issuance  of  2,000,000 shares of common stock of the Buyer to Seller; and
(ii) Such other instrument or instruments as shall be necessary or appropriate to transfer the shares of common stock as Seller shall reasonably request.

                           ARTICLE III
             Representations and Warranties of Buyer

Buyer represents:

3.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.2. Authorization and Validity. The execution, delivery and performance by Buyer of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Buyer.

3.3. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Buyer or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Buyer or the iWizard Technology.

3.4. Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of thus Agreement or the agreements contemplated hereby on the part of Buyer.

                           ARTICLE IV
            Representations and Warranties of Seller

Seller represents:

4.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2. Authorization and Validity. The execution, delivery and performance by Seller of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Seller.

4.3. Title. Seller has good and marketable title to the iWizard Technology which is the subject of this Agreement. Upon consummation of the transactions contemplated hereby, Buyer shall receive good, valid and marketable title to all the iWizard Technology free and clear of all liens, claims, and encumbrances.

4.4. Commitments. The iWizard Technology is not restricted by, whether or not in writing, any (i) partnership or joint venture agreement; (ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease of real or personal property, whether as lessor, lessee, sublesser, or sublessee; (x) agreement relating to any material matter or transition in which, an interest is held by a person or entity which is an affiliate of Seller; (xi) powers of attorney; or (iii) contracts containing noncompetition covenants.

4.5. Adverse Agreements. Seller is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Seller can now foresee, may in the future materially and adversely affect the iWizard Technology.

4.6. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement, indenture or other instrument under which Buyer is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the iWizard Technology of Seller.

4.7. Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

4.8. Compliance with Laws. There are no existing violations by Seller of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property or business of Seller.

4.9. Accuracy of information Furnished. All information furnished to Buyer by Seller is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

4.10. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                            ARTICLE V
                      Non-Compete Agreement

  5.1. Non-Compete Agreement. Seller and Wilson agree that for a period of ten (10) years following the Effective Date of this Agreement, the Seller and or Wilson will not directly or indirectly engage in any business competitive with the Buyer. Directly or indirectly engaging in any competitive business includes, but is not limited to: (i) engaging in a business as owner, partner, or agent; (ii) becoming an employee of any third party that is engaged in such business; or (iii) becoming interested directly or indirectly in any such business; or (iv) soliciting any customer of the Buyer for the benefit of a third party that is engaged in such business. The Seller and Wilson agree that this non-compete provision will not adversely affect the livelihood of Wilson.

                           ARTICLE VI
                    Miscellaneous Provisions

  6.1. Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer, Seller, and Wilson

6.2. Waiver of Compliance; Consents. Any failure of any Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

  6.3. Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

                  If to Buyer, to:iWizard Holding, Inc.
                              10105 E. Via Linda, Building 3,
                              Suite 290
                              Scottsdale, AZ 85258

                  If to Seller, to:    Diamondback Voicemail
                              Systems, Inc.
                              1115 E. Van Buren
                              Phoenix, AZ 85006

                  If to Wilson, to:    Irvin Wilson
                              1115 E. Van Buren
                              Phoenix, AZ 85006

  6.4.  Entire  Agreement.   This Agreement contains  the  entire
     understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

6.5. Agreement Binding. This Agreement shall be binding capon the heirs, executors, administrators, successors and assigns of the Parties.

  6.6. Attorneys' Fees. In the a suit or action is brought by any parry under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the trial court and/or appellate court.

6.7. Governing Law. This Agreement shall be governed by the laws of the State of Arizona. The Courts in Maricopa County, Arizona have exclusive jurisdiction and the Courts in Maricopa County, Arizona are the exclusive venue for disputes relating to the interpretation or enforcement of this Agreement. In the event of a dispute relating to interpretation or enforcement of this Agreement, the prevailing party shall be awarded all reasonable attorneys' fees and costs incurred.

6.8. Presumption. This Agreement shall not be construed against any party due to the fact the Agreement was drafted by that party.

6.9. Further Action. The Parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.10. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third part'.

6.11. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

6.12. Confidentiality. The Parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the Parties agree not to disclose or use any confidential information they may have concerning the affairs of other Parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. The Parties agree that Exhibit A contains confidential and proprietary information and description of trade secrets. The Parties agree to keep all of the information in Exhibit A confidential and treat the information in Exhibit A as a trade secret.

6.13. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except as set forth in the Escrow Agreement.
6.14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

6.15. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals.

6.16. Effective Date. Regardless of the date(s) on which this Agreement is signed, the Effective Date of this Agreement is October 26, 2001.

Buyer                               Seller

by: /s/ James Piccolo               by: /s/ Irvin Wilson
James Piccolo                       Irvin Wilson
President                           President
iWizard Holding, Inc.               Diamondback Voicemail
                                    Systems, Inc.

                                    by: /s/ Irvin Wilson
                                    Irvin Wilson
                                    Individually


                            EXHIBIT A
                   List of iWizard Technology

                  CONFIDENTIAL AND PROPRIETARY

                 Exhibit A - iWizard Technology

Technological Overview

The iWizard Technology allows electronic mail (or email) and expands this common service into a full-fledged content delivery system.

To accomplish this task iWizard consists of a series of proprietary technologies that allow the end-users of iWizard services to use existing personal computer applications to retrieve, view, listen to, and interact with what has been, prior to iWizard, a static "one-way" medium. These advancements are
due   to   a  variety  of  iWizard  developed  applications   and
methodologies:

Voicemail to Internet streaming file conversion: Telephone based voicemail systems are typically built around a wide variety of "header-less" file types commonly referred to as ".vox" files. Unlike common computer sound formats these files have no header from which a computer program can obtain pertinent data in regards to codecs used, and recording density. Without this information a computer is unable to determine the information needed to properly play the file through a computer sound card. Specialized software is required and codecs must be specifically determined per file in order for a file of this type to be played with a personal computer. iWizard's technology allows us to take a ".vox" voicemail file, find a closely matching computer ".wav" format, convert to this new format, and add a "header" to enable a standard computer wav file player to play the file. These .wav files are then further compressed using the DSP GROUP "True
Speech" or the ACELP.net compressed streaming formats. These greatly compressed formats are built around the characteristics of the human speaking voice. This entire conversion, from initial voicemail type .vox file format to standard .wav format to compressed .wav or .asf streaming format, is handled programmatically using iWizard developed technology. This technology allows iWizard to record speech via any telephone anywhere in the World and play back via email (also anywhere in the World) in a manner of seconds.

Email Content Delivery: Delivering content beyond simple messages using common email requires that each email provider's abilities and limitations be taken into consideration. Abilities of email providers vary widely per ISP. Email clients such as MS Outlook and Lotus Notes each also have their own peculiarities in regards to what can be delivered into customer inboxes. Another aspect of iWizard's technological advances is the ability to pre-determine what an email customer likely can and can't receive in their email based on a variety of factors, These limitations arc each catalogued and built around to deliver the "most" product to each individual customer. iWizard tracks email capabilities per ISP and also automatically logs what type of client/operating system the end user is using to access his/her email. This is very important to insure proper delivery and is an integral part of iWizard's abilities.

Data driven model: All services of iWizard Holding, Inc. are built upon a data driven model. MSSQL Server 7 tables are used to provide a "backbone" from which to deliver, report upon, and customize iWizard services. This data driven modeling is essential to the success of all iWizard projects and services. All data modeling is designed per service to allow complete tracking and reporting per each customer/service. This data tracking alone, represents hundreds of thousands of records, each requiring automated querying and analysis. These tasks are handled via custom built software applications specific to iWizard products and services.

iWizard Technology utilizes both in-house developed and external applications to deliver content via the email medium. These tasks require specialized and proprietary procedures that take iWizard well beyond the capabilities of any current email delivery or email marketing concern. Our data, as collected, also represents a tool in itself. iWizard has the capability to closely monitor all aspects of a customer's use of our services in a completely non-intrusive manner. This ability, combined with the ability to deliver virtually any electronic media via the email medium, represents the backbone of iWizard's technological value to clients and potential clients.

The iWizard Technology includes:

1. Any and all technology relating to the subject matter developed by Diamondback or Irvin (or his agents) relating directly or indirectly to the subject matter described above.

2. Any trade secrets, confidential information, or proprietary information held by Diamondback or Irvin (or his agents) relating directly or indirectly to the subject matter described above.

3. Any computer software, code for computer software, machine language relating to computer software, licensed, purchased, or developed by Diamondback or Irvin (or his agents) relating directly or indirectly to the subject matter described above.

4. Any patents held by Diamondback or Irvin (or his agents) relating directly or indirectly to the subject matter described above.

5. The rights to any patent applications relating directly or indirectly to the subject matter described above.

6. Any trademarks and or trade names owned by Diamondback or Irvin (or his agents) relating directly or indirectly to the subject matter described above.

7.   All rights or interests in the iWizard Technology.

8. All rights or interests in any modifications or advancements to the iWizard Technology.